Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: ir@gipreit.com

GENERATION INCOME PROPERTIES ANNOUNCES INCREASED

COMMITMENT FROM AMERICAN MOMENTUM BANK TO

$50 MILLION

Tampa, FL, May 10 2022 – Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIP” or the “Company”) announced the signing of a commitment letter to increase its credit commitment from American Momentum Bank to $50 million. The commitment will be utilized by Generation Income Properties, L.P., the operating partnership of GIP, to fund the acquisition of individual income-producing real estate properties. The increased commitment will become effective contingent on the Company completing a future capital raise of $25.0 million or more, and prior to any such capital raise, the existing $25.0 million credit commitment from American Momentum Bank will remain in place.

“Generation Income Properties has continually performed as promised and we're excited to increase our commitment to this growing company to $50 million.  The expansion of our commitment proves that we have continued faith in GIPR's management and the company's ability to source credit-worthy, stable properties,” said Porter Smith, Tampa Bay Market President of American Momentum Bank.

David Sobelman, President and CEO of GIPR noted, "Our recent refinance of seven properties brought our balance to zero with American Momentum Bank, and that performance allowed us to begin preparing for additional expansion of our portfolio. Our relationship with American Momentum Bank has been paramount to our successes, and we're very happy that they saw that increasing their commitment to GIPR will be beneficial for all of GIPR's stakeholders."

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in densely populated submarkets throughout the United States  The Company intends to elect to be taxed as a real estate investment trust.  Additional information about Generation Income Properties, Inc. can be found at the Company’s corporate website: www.gipreit.com.

About American Momentum Bank

American Momentum Bank, a Texas-chartered banking association with total assets of $2.8 billion as of March 31, 2022, provides comprehensive products and services for businesses and individuals. American Momentum Bank has 18 full-service banking centers in Texas and nine full-service banking centers in Florida. American Momentum Bank’s strong capitalization, superior asset quality and experienced management teams position it as one of the premier banks in each state. Visit www.americanmomentum.bank to learn more.

1 | GENERATION INCOME PROPERTIES | 401 E Jackson St, Suite 3300, Tampa, FL 33602 | (813) 448-1234

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words “believe,” “intend,” “expect,” “plan,” “should,” “will,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control and which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that we may not complete a future financing transaction that causes the above-described increase in the credit facility commitment, our limited operating history, potential changes in the economy in general and the real estate market in particular, the COVID-19 pandemic, and other risks and uncertainties that are identified from time to in our SEC filings, including those identified in our 2021 Annual Report on Form 10-K filed on March 18, 2022, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

2 | GENERATION INCOME PROPERTIES

3 | GENERATION INCOME PROPERTIES